UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Adoption of the Amended and Restated Outside Directors Deferred Compensation Plan

The Board of Directors (the "Board") of AbitibiBowater Inc. (the "Company") originally established the AbitibiBowater Inc. Outside Director Deferred Compensation Plan effective as of January 1, 2009 (the "Plan") for the benefit of its non-employee directors ("Directors").  Under the Plan, Directors may make an annual election to defer all or a portion of their annual cash compensation for Board service to the Plan (generally in the year before the year in which the compensation is earned).  When making the annual deferral election, Directors who are U.S. residents for tax purposes ("U.S. Directors") must specify whether deferrals should be allocated to an interest-bearing cash account and/or a deferred share unit account.  The allocation election is irrevocable for the year.

On June 16, 2009, the Board adopted the Plan, amended and restated effective as of June 16, 2009, to make allocation elections revocable and allow U.S. Directors to prospectively change allocation elections during the course of a year.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the Plan, as amended and restated, is a summary only and is qualified, in all respects, by the provisions of the Plan, as amended and restated.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

		10.1	Amended and Restated Outside Director Deferred Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Dated: June 22, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Outside Director Deferred Compensation Plan

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